As filed with the U.S. Securities and Exchange Commission on February 7, 2022.
Registration No. 333-262066

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 4
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Cariloha, Inc.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	2300 (Primary Standard Industrial Classification Code Number)	37-1611680 (I.R.S. Employer Identification No.)
280 West 10200 South, Suite 300
Sandy, Utah 84070
(801) 562-3001
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jefferson G. Pedersen
Chief Executive Officer
280 West 10200 South, Suite 300
Sandy, Utah 84070
(801) 562-3001
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Amy Bowler Leah Neumann Holland & Hart LLP 555 17th Street, Suite 3200 Denver, Colorado 80202 (303) 295-8000	Steven Pidgeon Drew M. Valentine DLA Piper LLP (US) 2525 East Camelback Road, Suite 1000 Phoenix, AZ 85016-4232 (480) 606-5100

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT IS DECLARED EFFECTIVE.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒ Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
Cariloha, Inc. is filing this amendment to its registration statement on Form S-1 (File No. 333-262066) as an exhibits-only filing (“Amendment No. 4”). Accordingly, this Amendment No. 4 consists only of the facing page, this explanatory note, Item 16 (a) of Part II of the registration statement, the signature page to the registration statement and the filed exhibits. The remainder of the registration statement is unchanged and has therefore been omitted. On January 26, 2022, Cariloha, LLC, the registrant whose name previously appeared on the cover of the registration statement, was converted into a Delaware corporation pursuant to a statutory conversion and changed its name to Cariloha, Inc. as described in the section captioned “Corporate Conversion” of the accompanying prospectus.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 16.    Exhibits and financial statements.
(a)
Exhibits

INDEX TO EXHIBITS
Exhibit No.
1.1**	Form of Underwriting Agreement
3.1**	Certificate of Incorporation of Cariloha, Inc., to be in effect upon completion of the Registrant’s conversion from a limited liability company to a corporation
3.2**	Form of Amended & Restated Certificate of Incorporation of Cariloha, Inc., to be in effect prior to the consummation of this offering
3.3**	Bylaws of Cariloha, Inc., to be in effect upon completion of the Registrant’s conversion from a limited liability company to a corporation and in effect upon the consummation of this offering
4.1**	Form of Common Stock Certificate of Cariloha, Inc.
4.2**	Form of Representative Warrant
5.1**	Opinion of Holland & Hart LLP with respect to the legality of the common stock registered hereby
10.1**	Form of Vendor Agreement between Cariloha, Inc. as successor-in-interest to Cariloha, LLC) and its vendors
10.2#**	Cariloha, Inc. 2022 Incentive Award Plan
10.3#**	Cariloha, Inc. Change in Control Severance Plan
10.4#**	Form of Indemnification Agreement between Cariloha, Inc. and its directors
10.5#**	Form of Indemnification Agreement between Cariloha, Inc. and its officers
10.6**	Registration Rights Agreement between Cariloha, Inc. (as successor-in-interest to Cariloha, LLC) and certain stockholders
10.7#**	Cariloha, Inc. 2022 Employee Stock Purchase Plan
10.8#**	Form of Stock Option Award Agreement under the Cariloha, Inc. 2022 Incentive Award Plan
10.9#**	Form of Restricted Stock Award Agreement under the Cariloha, Inc. 2022 Incentive Award Plan
10.10#**	Form of Executive Officer RSU Award Agreement under the Cariloha, Inc. 2022 Incentive Award Plan
10.11#**	Form of Director RSU Award Agreement under the Cariloha, Inc. 2022 Incentive Award Plan
10.12#**	Form of Participation Agreement under the Cariloha, Inc. Change in Control Severance Plan
21.1**	List of Subsidiaries of Cariloha, Inc.
23.1**	Consent of Holland & Hart LLP (contained in its opinion filed herewith as Exhibit 5.1)
23.2	Consent of Tanner LLC, independent registered public accounting firm.
24.1	Powers of Attorney (included on the signature pages of this Registration Statement).
107**	Filing Fee Table

**
Filed previously.

#
Indicates management contract or compensatory plan.

II-1

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, Cariloha, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Sandy, Utah, on this 7th day of February, 2022.
Cariloha, Inc.
By:
/s/ Jefferson G. Pederson

Jefferson G. Pedersen
Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeff Pedersen and Brent Rowser, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective on filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-1 has been signed by the following persons in the capacities set forth opposite their names and on the date indicated above.
Signature	Title	Date
/s/ Jefferson G. Pederson Jefferson G. Pedersen	Chief Executive Officer and Director (Principal Executive Officer)	February 7, 2022
/s/ Brent L. Rowser Brent L. Rowser	Chief Financial Officer and Chief Operating Officer (Principal Financial Officer and Principal Accounting Officer)	February 7, 2022
* Carine Clark	Director	February 7, 2022
* David Bywater	Director	February 7, 2022
* Davis Smith	Director	February 7, 2022
*By: /s/ Brent Rowser Brent Rowser Attorney-in-fact